UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2009

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 28, 2009, Atrinsic, Inc. (“we” or the “Company”) received a notice from the NASDAQ Stock Market indicating that the Company no longer meets the minimum bid price requirement for continued listing on the NASDAQ Global Market as set forth in Marketplace Rule 5450(a)(1). The notice stated that the bid price of the Company's common stock has closed below the required minimum $1.00 per share for the previous 30 consecutive business days. The NASDAQ notice has no immediate effect on the listing of the Company's common stock and the Company's common stock will continue to trade under the symbol ATRN.

The letter was issued in accordance with standard Nasdaq procedures. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company is provided a grace period of 180 calendar days in which to regain compliance with the minimum bid price rule. If at any time before June 22, 2010, the bid price of the Company’s stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation to the Company that it has regained compliance.

If the Company does not regain compliance with the bid price rule by June 22, 2010, Nasdaq will notify the Company that its common stock is subject to delisting from The Nasdaq Global Market. However, the Company may appeal the delisting determination to a NASDAQ hearing panel and the delisting will be stayed pending the panel's determination. Alternatively, the Company may apply to transfer the listing of its common stock to the NASDAQ Capital Market if it satisfies all criteria for initial listing on the NASDAQ Capital Market, other than compliance with the minimum bid price requirement. If such application to the NASDAQ Capital Market is approved, then the Company may be eligible for an additional grace period.

The Company intends to actively monitor the bid price for its common stock between now and June 22, 2010, and will consider available options to regain compliance with the Nasdaq minimum bid price requirements.

As required by Nasdaq Listing Rules, the Company issued a press release on December 30, 2009 disclosing its receipt of this notice.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release issued by Atrinsic, Inc., dated December 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: December 30, 2009	By:	/s/ Thomas Plotts
Thomas Plotts
Chief Financial Officer

Exhibit Number	Description

99.1	Press release issued by Atrinsic, Inc., dated December 30, 2009.